UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2010
Commission File Number 1-9929
Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

Item 2.01 Completion of Acquisition or Disposition of Assets
On November 19, 2010 Insteel Industries, Inc., through its wholly-owned subsidiary, Insteel Wire Products Company (together referred to as “Insteel”), entered into and consummated an Asset Purchase Agreement (the “Agreement”) with Ivy Steel & Wire, Inc. (“Ivy”) pursuant to which Insteel purchased certain assets for a purchase price of $51.1 million, subject to certain post-closing adjustments (the “Ivy Acquisition”). Insteel also issued a press release on November 19, 2011 announcing the consummation of the Ivy Acquisition, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Ivy, a division of Oldcastle, Inc., the U.S. holding company of CRH PLC, is one of the nation’s largest producers of welded wire reinforcement and wire products for concrete construction applications. Ivy operates five facilities, which are located in Arizona, Florida, Missouri, Pennsylvania and Texas.
Under the terms of the Agreement, Insteel acquired, among other assets, certain of Ivy’s inventories, and its production facilities located in Hazleton, Pennsylvania; Jacksonville, Florida; Kingman, Arizona; and St. Joseph, Missouri, in addition to the production equipment at its Houston, Texas facility, for $37.6 million of cash and a $13.5 million secured subordinated promissory note (the “Seller Note”). The Seller Note is secured by the Kingman, Arizona and St. Joseph, Missouri facilities and made by Insteel Wire Products Company payable to Ivy over five years. Ivy retains, among other assets, accounts receivable and the assets associated with its Pilot Steel operations in Pompano Beach, Florida. The purchase price is subject to an adjustment to be determined based upon the closing working capital balance and may be further adjusted if Ivy does not comply with certain obligations in the Agreement. The cash portion of the purchase price was funded with cash and cash equivalents on hand. The purchase price is subject to a further $5.0 million reduction (taken against the Seller Note) if Ivy and its independent registered public accounting firm fail to deliver on or before January 28, 2011 certain audited financial statements and related consents, opinions and reports related to Ivy’s business to be filed by Insteel as an exhibit to a Current Report on Form 8-K (or an amendment thereto) as required in connection with the Ivy Acquisition by U.S. Securities and Exchange Commission rules and regulations (the “Financial Statements”). Insteel will reimburse Ivy for up to $2.0 million in aggregate severance costs for Ivy employees terminated in connection with the transaction; if severance costs paid by both Ivy and Insteel (with respect to Ivy employees hired by Insteel in the transaction who are terminated within six months of closing) exceed $2.0 million, Ivy will reimburse Insteel for any amount Insteel pays in excess of $2.0 million.
Insteel and Ivy made customary representations, warranties and covenants in the Agreement and each party has certain indemnification obligations under the Agreement. In addition to customary obligations, the indemnification obligations of Ivy extend generally to losses or damages arising from or related to environmental laws affecting the acquired assets or from so-called “Buy American” laws (and related laws, rules and regulations). The Agreement prohibits Ivy from competing in the business of producing steel wire and welded wire reinforcement products (other than for its own use) for three years.
The disclosures of the material terms and conditions of the Seller Note contained in Item 2.03, below, are hereby incorporated into this Item 2.01 by reference.
The foregoing description of the Ivy Acquisition and the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
The Agreement has been included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about Insteel or Ivy or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made solely for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Insteel or Ivy or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Insteel’s public disclosures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
As partial payment of the purchase price in the Ivy Acquisition, Insteel Wire Products Company provided the $13.5 million Seller Note to Ivy, which bears interest at an annual rate of 6% and is secured by a first-priority interest in Insteel Wire Products Company’s interest in its newly acquired Kingman, Arizona and St. Joseph, Missouri facilities. Interest payments pursuant to the Seller Note are to be made semi-annually in arrears. In addition, repayment of principal is required in five annual payments as follows: $675,000 on November 19 of each of 2011, 2012 and 2013, and $5.7 million on November 19 of each of 2014 and 2015. The aggregate outstanding principal amount and periodic payments described in the immediately preceding sentence would be reduced by $5.0 million (in the aggregate) if the Financial Statements are not timely delivered to Insteel. The Seller Note includes customary events of default that permit Ivy to pursue remedies up to and including declaring all or any portion of the obligations due and payable. The events of default include failure to make payments and Insteel’s bankruptcy or insolvency.
The disclosures of the material terms and conditions of the Ivy Acquisition contained in Item 2.01, above, are hereby incorporated into this Item 2.03 by reference.
The foregoing description of the Seller Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Seller Note, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “believes,” “anticipates,” “expects,” “estimates,” “plans,” “intends,” “may,” “should” and similar expressions are intended to identify forward-looking statements. Although Insteel believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and Insteel can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks and uncertainties are discussed in detail in Insteel’s periodic and other reports and statements that it files with the U.S. Securities and Exchange Commission (the “SEC”), in particular in its Annual Report on Form 10-K for the year ended October 3, 2009. You should carefully review these risks and uncertainties.
All forward-looking statements attributable to Insteel or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and Insteel does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.
It is not possible to anticipate and list all risks and uncertainties that may affect Insteel’s future operations or financial performance; however, they include, but are not limited to, the following: potential difficulties that may be encountered in integrating the Ivy Acquisition into Insteel’s existing business; potential difficulties in realizing synergies with respect to the Ivy Acquisition; competitive and customer responses to Insteel’s expanded business; general economic and competitive conditions in the markets in which Insteel operates; credit market conditions and the relative availability of financing to Insteel, its customers and the construction industry as a whole; the continuation of reduced spending for nonresidential construction, particularly commercial construction, and the impact on demand for Insteel’s products; the timing of the resolution of a new multi-year federal transportation funding authorization and the magnitude of the infrastructure-related funding provided for that requires the use of Insteel’s products; the severity and duration of the downturn in residential construction and the impact on those portions of Insteel’s business that are correlated with the housing sector; the cyclical nature of the steel and building material industries; fluctuations in the cost and availability of Insteel’s primary raw material, hot-rolled steel wire rod, from domestic and foreign suppliers; competitive pricing pressures and Insteel’s ability to raise selling prices in order to recover increases in wire rod costs; changes in U.S. or foreign trade policy affecting imports or exports of steel wire rod or Insteel’s products; unanticipated changes in customer demand, order patterns and inventory levels; the impact of weak demand and reduced capacity utilization levels on Insteel’s unit manufacturing costs; Insteel’s ability to further develop the market for engineered structural mesh (“ESM”) and expand its shipments of ESM; legal, environmental, economic or regulatory developments that significantly impact Insteel’s operating costs; unanticipated plant outages, equipment failures or labor difficulties; continued escalation in certain of Insteel’s operating costs; and the other risks and uncertainties discussed in Insteel’s Annual Report on Form 10-K for the year ended October 3, 2009 and in other filings made by Insteel with the SEC.
Item 9.01. Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
The financial statements required to be filed with the Securities and Exchange Commission (the “SEC”) relating to the asset purchase transaction will be filed by amendment to this Current Report on Form 8-K not later than February 5, 2011.
(b) Pro Forma Financial Information
The pro forma financial information required to be filed with the SEC relating to the asset purchase transaction will be filed by amendment to this Current Report on Form 8-K not later than February 5, 2011.
(d)

Exhibit 10.1	Asset Purchase Agreement between Insteel Wire Products Company and Ivy Steel & Wire, Inc. dated as of November 19, 2010.

Exhibit 10.2	Secured Term Note dated as of November 19, 2010, made and delivered by Insteel Wire Products Company in favor of Ivy Steel & Wire, Inc.

Exhibit 99.1	Press release dated November 19, 2010, announcing the purchase of certain assets of Ivy Steel & Wire, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: November 19, 2010	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Asset Purchase Agreement between Insteel Wire Products Company and Ivy Steel & Wire, Inc. dated as of November 19, 2010.

10.2	Secured Term Note dated as of November 19, 2010, made and delivered by Insteel Wire Products Company in favor of Ivy Steel & Wire, Inc.

99.1	Press release dated November 19, 2010, announcing the purchase of certain assets of Ivy Steel & Wire, Inc.